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                          SIGNAL PHARMACEUTICALS, INC.
                           STOCK OPTION GRANT NOTICE,
                        AGREEMENT AND NOTICE OF EXERCISE
                          (1998 EQUITY INCENTIVE PLAN)


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                          SIGNAL PHARMACEUTICALS, INC.
                                                                    EXHIBIT 10.4

                           STOCK OPTION GRANT NOTICE

                          (1998 EQUITY INCENTIVE PLAN)



SIGNAL PHARMACEUTICALS, INC. (the "Company"), pursuant to its 1998 Equity Incentive Plan (the "Plan"), hereby grants to Optionee an option to purchase the number of shares of the Company's common stock set forth below. This option is subject to all of the terms and conditions as set forth herein and in Attachments I, II and III, which are incorporated herein in their entirety.

Optionee:                           _________________________________
Date of Grant:                      _________________________________
Vesting Commencement Date:          _________________________________
Shares Subject to Option:           _________________________________
Exercise Price Per Share:           _________________________________
Expiration Date:                    _________________________________


           ____ Incentive Stock Option ____ Nonstatutory Stock Option

         EXERCISE SCHEDULE:  Exercisable as vested.

         VESTING SCHEDULE: One fourth (1/4th) of the shares subject to this option shall vest on the first anniversary of the Vesting Commencement Date of this option and the balance of the shares shall vest in equal successive monthly installments over each of the next thirty-six (36) months until this option is fully vested or vesting terminates as provided in the Plan or the Stock Option Agreement.

PAYMENT: Any one or a combination of the following: (i) by cash or check, (ii) pursuant to a Regulation T program, as set forth in the Stock Option Agreement or (iii) by delivering shares of previously-owned common stock of the Company, as set forth in the Stock Option Agreement.

ADDITIONAL TERMS/ACKNOWLEDGEMENTS: The undersigned Optionee acknowledges receipt of, and understands and agrees to, this Grant Notice, the Stock Option Agreement and the Plan. Optionee further acknowledges that as of the Date of Grant, this Grant Notice, the Stock Option Agreement and the Plan set forth the entire understanding between Optionee and the Company regarding the acquisition of stock in the Company and supersedes all prior oral and written agreements on that subject with the exception of (i) options previously granted and delivered to Optionee under the Plan, and (ii) the following agreements only:

        OTHER AGREEMENTS: ____________________________________________

                          ____________________________________________



SIGNAL PHARMACEUTICALS, INC.                OPTIONEE:

By: _______________________________         ___________________________________
                                            Signature

Title: ____________________________

Date:  _____________________________        Date: _____________________________

Attachment I:   Stock Option Agreement
Attachment II:  1998 Equity Incentive Plan
Attachment III: Notice of Exercise


                                       1.
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                             STOCK OPTION AGREEMENT

        Pursuant to the Grant Notice and this Stock Option Agreement, the Company has granted you an option to purchase the number of shares of the Company's common stock ("Common Stock") indicated in the Grant Notice at the exercise price indicated in the Grant Notice. Defined terms not explicitly defined in this Stock Option Agreement but defined in the Plan shall have the same definitions as in the Plan.

        The details of your option are as follows:

        1. VESTING. Subject to the provisions contained herein, this option will vest as provided in the Grant Notice, provided that vesting will cease upon the termination of your Continuous Status as an Employee, Director or Consultant.

        2. METHOD OF PAYMENT.

        (a) PAYMENT OPTIONS. Payment of the exercise price by cash or check is due in full upon exercise of all or any part of this option, provided that you may elect, to the extent permitted by applicable law and the Grant Notice, to make payment of the exercise price under one of the following alternatives:

        (i) Payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

        (ii) Provided that at the time of exercise the Company's Common Stock is publicly traded and quoted regularly in the Wall Street Journal, payment by delivery of already-owned shares of Common Stock, held for the period required to avoid a charge to the Company's reported earnings, and owned free and clear of any liens, claims, encumbrances or security interests, which Common Stock shall be valued at its fair market value on the date of exercise; or

        (iii) Payment by a combination of the above methods.

        3. WHOLE SHARES. This option may only be exercised for whole shares.

        4. SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, this option may not be exercised unless the shares issuable upon exercise of this option are then registered under the Securities Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

        5. TERM.

        (a) The term of this option commences on the Date of Grant and expires upon the earliest of:

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        (i) the Expiration Date indicated in the Grant Notice;

        (ii) the tenth (10th) anniversary of the Date of Grant;

        (iii) twelve (12) months after your death, if you die during, or within three (3) months after the termination of your Continuous Status as an Employee, Director or Consultant;

        (iv) twelve (12) months after the termination of your Continuous Status as an Employee, Director or Consultant due to disability;

        (v) immediately upon the termination of your Continuous Status as an Employee, Director or Consultant for Cause (as defined below); or

        (vi) three (3) months after the termination of your Continuous Status as an Employee, Director or Consultant for any other reason, provided that if during any part of such three (3)-month period the option is not exercisable solely because of the condition set forth in paragraph 4 (Securities Law Compliance), in which event the option shall not expire until the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of three (3) months after the termination of Continuous Status as an Employee, Director or Consultant.

        (b) "Cause" shall include, but not be limited to, the commission of any act of fraud, embezzlement or dishonesty, any unauthorized use or disclosure of confidential information or trade secrets of the Company or any acquiring or surviving corporation, or any other intentional misconduct adversely affecting the business or affairs of the Company or any acquiring or surviving corporation in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Company or any acquiring or surviving corporation may consider as Cause for your dismissal or discharge. Nothing herein will limit the right of you and your beneficiaries to contest the validity or propriety of any such determination.

        (c) To obtain the federal income tax advantages associated with an "incentive stock option," the Code requires that at all times beginning on the grant date of the option and ending on the day three (3) months before the date of the option's exercise, you must be an employee of the Company, except in the event of your death or "permanent and total disability" (as defined in the Code). The Company cannot guarantee that an Incentive Stock Option will be treated as an "incentive stock option" if it is exercised more than three (3) months after the date your employment with the Company terminates.

        6. EXERCISE.

        (a) You may exercise the vested portion of this option during its term (and the unvested portion of this option if the Grant Notice so permits) by delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

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        (b) By exercising this option you agree that:

        (i) as a condition to any exercise of this option, the Company may require you to enter an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of
(1) the exercise of this option; (2) the lapse of any substantial risk of forfeiture to which the shares are subject at the time of exercise; or (3) the disposition of shares acquired upon such exercise; and

        (ii) if this option is an Incentive Stock Option you will notify the Company in writing within fifteen (15) days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of this option that occurs within two (2) years after the Date of Grant or within one (1) year after such shares of Common Stock are transferred upon exercise of this option;

        7. TRANSFERABILITY. This option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise this option.

        8. OPTION NOT A SERVICE CONTRACT. This option is not an employment contract and nothing in this option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company, or of the Company to continue your employment with the Company. In addition, nothing in this option shall obligate the Company, its shareholders, board of directors, officers or employees to continue any relationship which you might have as a director or consultant for the Company.

        9. NOTICES. Any notices provided for in this option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

        10. GOVERNING PLAN DOCUMENT. This option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of this option, including without limitation the provisions of the Plan relating to option provisions, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this option and those of the Plan, the provisions of the Plan shall control.



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                               NOTICE OF EXERCISE

Signal Pharmaceuticals, Inc.
____________________________
____________________________
                                            Date of Exercise: _________________

Ladies and Gentlemen:

        This constitutes notice under my stock option that I elect to purchase the number of shares for the price set forth below.

        Type of option:                     ___ Incentive      ___ Nonstatutory

        Stock option dated:                 _____________

        Number of shares as
        to which option is
        exercised:                          _____________

        Certificates to be

        issued in name of:                  _____________

        Total exercise price:               $____________

        Cash payment delivered
        herewith:                           $____________

        Value of ______ shares of
        common stock delivered herewith(1):   $____________

        By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the Company's 1998 Equity Incentive Plan, (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of the Option, and (iii) to the extent the Option is an incentive stock option, to notify you in writing within fifteen (15) days after the date of any disposition of any of the shares of Common Stock issued upon exercise of this Option that occurs within two (2) years after the date of grant of the Option or within one
(1) year after such shares of Common Stock are issued upon exercise of the Option.

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(1) Shares must meet the public trading requirements set forth in the option.
Shares must be valued in accordance with the terms of the option being exercised, must have been owned for the minimum period required in the option, and must be owned free and clear of any liens, claims, encumbrances or security interests. Certificates must be endorsed or accompanied by an executed assignment separate from certificate.

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       I hereby make the following certification and representation with respect to the number of shares of Common Stock (the "Shares"), which are being acquired by me for my own account upon exercise of the Option as set forth above:

        I acknowledge that all certificates representing any of the Shares subject to the provisions of the Option shall have endorsed thereon appropriate legends reflecting any restrictions imposed pursuant to the Company's Articles of Incorporation, Bylaws and/or applicable securities laws.


                                              Very truly yours,



                                               _______________________________

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